UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2015

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth under 5.02 of this Current Report on Form 8-K relating to the Amendment (as defined below) is hereby incorporated into this Item 1.01 by this reference.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015 LMI Aerospace, Inc. (the “Company”) and Daniel G. Korte, the Company’s President and Chief Executive Officer, entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement between the Company and Mr. Korte dated February 12, 2014, effective May 18, 2015. The Amendment modified certain parameters for the long term incentive grant Mr. Korte will be eligible to receive in each of the 2015 and 2016 fiscal years. The long term incentive grant target was increased by the Amendment from eighty-five percent (85%) to one hundred percent (100%) of Mr. Korte’s base salary, with a maximum total grant value remaining at one hundred ten percent (110%) of his base salary. The Amendment specifies that a portion of any long term incentive grant will be performance based, and the remaining portion time-based. Any portion of a long term incentive award that is performance based will not vest if the individual and Company performance targets to be determined annually by the Board of Directors in consultation with Mr. Korte are not achieved.

The foregoing summary of the Amendment does not purport to be complete and are is qualified in its entirety by reference to the complete Amendment, which is attached as Exhibit 10.1 and incorporated herein by this reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 27, 2015

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to the Employment Agreement by and between LMI Aerospace, Inc. and Daniel G. Korte dated May 18, 2015.